Exhibit 99.2

CONDITIONAL SHARE PURCHASE AGREEMENT

This Conditional Share Purchase Agreement (this “Agreement”) has, on the date hereof, been entered into by and between CareDx, Inc. (the “Purchaser”) and FastPartner AB (the “Seller”).

WHEREAS the Purchaser is considering making a public offer in accordance with the takeover rules applicable to companies listed on NASDAQ Stockholm to acquire all outstanding shares in Allenex AB (the “Company”) for a consideration consisting of a mixture of securities and cash (an “Offer”);

WHEREAS the Shareholder is the owner of 38,886,307 shares in the Company (the “Shares”), representing 32.3275 percent of the issued and outstanding shares in the Company, and the holder of a subordinated loan payable by the Company in a principal amount of SEK 9,400,000 and with approximately SEK 1,880,000 in accrued interest as per 30 September 2015 (such principal and interest, the “Shareholder Loan”); and

WHEREAS in order to encourage the Purchaser to make an offer for the Company, the Shareholder is willing to agree to sell the Shares to the Purchaser and to extend the maturity of the Shareholder Loan until 31 December 2016 (the “Extended Maturity Date”), provided that an Offer is made on or before 16 December 2015.

The Parties have agreed as follows:

1.	PURCHASE AND SALE

1.1	Purchase and Sale; Purchase Price

Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell the Shares, together with all dividends, distributions and rights attaching to the Shares on and after the Offer Announcement Date (as defined below), free of all liens, charges and other encumbrances and third party rights whatsoever, to the Purchaser for a purchase price (the “Purchase Price”) consisting of the following combination of cash and securities: (i) SEK 1.191 per Company share and SEK 46,305,109 for all Shares purchased pursuant to this Agreement (the “Initial Cash Component”), (ii) up to SEK 0.540 per Company share and SEK 21,007,088 for all Shares purchased pursuant to this Agreement, subject to and conditional upon the contingencies identified in Appendix 1 (the “Contingent Cash Component”) and (iii) 0.01298 shares of common stock of the Purchaser per Company share and 504,571 shares of such common stock for all Shares purchased pursuant to this Agreement (the “Common Stock Component”, and such shares the “Consideration Shares”).

1.2	Conditions to the Purchaser’s obligations

The Purchaser’s obligation to purchase the Shares is subject to the following conditions, each of which shall be objectively verifiable and which the Purchaser reserves the right to waive, in whole or in part:

Conditional Purchase Agreement FastPartner AB

(a)	the Offer being accepted to such an extent that the Purchaser becomes the owner of Allenex shares representing not less than 78% of the shares in the Company;

(b)	no circumstance or circumstances, which the Purchaser did not have knowledge of at the date hereof, having occurred which, individually or in the aggregate, would have or could reasonably be expected to have a material adverse effect on the sales, results, liquidity, equity ratio, equity or assets of the Company and its subsidiaries, taken as a whole;

(c)	neither the purchase of the Shares, nor the Offer or the acquisition of the Company, being rendered wholly or partially impossible or significantly impeded as a result of legislation or other regulation, any decision by court or public authority, or any other similar circumstance which is actual or can reasonably be expected, and which the Purchaser could not reasonably have foreseen at the date hereof;

(d)	the Company not taking any action that is likely to impair the prerequisites for making or completing the purchase of the Shares or the Offer; and

(e)	no information made public by the Company or disclosed by the Company to the Purchaser prior to the date hereof being materially inaccurate, incomplete or misleading, and the Company having made public all material information which should have been made public by it, provided, however, that the aforementioned conditions (b) – (e) shall only be available to the Purchaser if any one or more of such conditions, individually or collectively, is or are of material importance to the Purchaser’s purchase of the Shares, the Offer or the acquisition of the Company.

1.3	Conditions to the Seller’s obligations

Unless waived in whole or in part, the Seller’s obligation to sell the Shares is subject to the Purchaser announcing an Offer on or before 16 December 2015 (the actual date of such announcement, the “Offer Announcement Date”), which Offer shall include an all cash alternative (which alternative shall not be available to the Seller) and an initial acceptance period of three (3) weeks, which period the Purchaser may extend, provided that, if all conditions for the Offer are fulfilled by the expiry of the initial acceptance period, the Offer shall be declared unconditional and settlement shall take place as soon as possible. A copy of the Offer Announcement is attached hereto, Appendix 2.

2	CLOSING

2.1	Delivery of Shares

The Seller shall tender the Shares into the Offer for the Purchase Price and the form and mix of consideration set forth in Section 1.1 (and not the all cash alternative), or otherwise in such manner as agreed by the parties.

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2.2	Payment of the Initial Cash Component and the Common Stock Component

The Purchaser shall, subject to satisfaction of the conditions set forth in Section 1.2, accept the tendered Shares and pay the Initial Cash Component and deliver the Consideration Shares through the Offer settlement procedure, or otherwise in such manner as agreed by the parties. Pursuant to the Offer settlement procedure, fractions of Consideration Shares will be combined and sold on the NASDAQ Global Select Market on behalf of all Company shareholders concerned, and the average net proceeds will thereafter be distributed among such shareholders in relation to the size of each shareholder’s fraction of a Consideration Share.

The Purchaser agrees that it will, at its own cost and expense, execute, deliver and do (or so procure) all documents, acts and things as the Seller may from time to time reasonably require in order to vest in the Seller, when delivered, valid, legal title to the Common Stock Consideration, free of all liens, charges and other encumbrances and third party rights or as otherwise may be necessary to give full effect to this Agreement.

2.3	Payment of the Contingent Cash Component

Subject to and conditional upon the Purchaser having accepted the tendered Shares and the contingencies identified in Appendix 1, the Contingent Cash Component shall become payable in the proportions and at such times and in such manner as set forth in Appendix 1.

3.	COVENANTS

3.1	Covenants of the Seller

The Seller covenants with the Purchaser that it:

(a)	shall have and continue to have the right to transfer the full legal title and beneficial interest in the Shares and the Shareholder Loan free from any and all liens, charges and other encumbrances and third party rights;

(b)	shall not sell, transfer, mortgage, charge or otherwise encumber, grant any option or other right over or otherwise deal with or dispose of any or all of the Shares, or any interest in any or all of the Shares or the Shareholder Loan other than pursuant hereto;

(c)	shall not propose or initiate any recapitalisation, merger or other business combination or acquisition of all or a material portion of the assets of the Company or other similar transaction involving the Company or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise co-operate in any way with or facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing;

(d)	shall exercise and procure the exercise of all voting rights attaching to the Shares in such manner as to enable an Offer to be made and to become capable of being declared unconditional in all respects;

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(e)	shall not requisition or convene any meeting of the shareholders of the Company or to circulate any documents to such members without the prior written consent of the Purchaser; and

(f)	shall not, prior to the Extended Maturity Date, demand or receive repayment of the Shareholder Loan or any interest accrued thereon, or amend, vary or modify any of the terms and conditions, including the subordination terms, of the Shareholder Loan, and shall execute and deliver such amendment to the Shareholder Loan as the Purchaser and the Company may reasonably request to defer the maturity of the Shareholder Loan until the Extended Maturity Date.

3.2	Covenants of the Purchaser

The Purchaser covenants with the Seller that it shall not make an Offer that includes a minimum acceptance condition exceeding 78% of the shares in the Company. Furthermore, subject to the Purchaser declaring an Offer unconditional, the Purchaser covenants to the Seller that the Shareholder Loan will be repaid no later than at the Extended Maturity Date. The issuance of the Consideration Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder. The Seller shall have the right to (i) have the Consideration Shares registered together with any future new issue of shares registered under the Securities Act by the Purchaser (piggy back) and (ii) the Purchaser will use commercially reasonable efforts (taking into account, among other things, accounting and regulatory considerations) to file and cause the appropriate registration statement under the Securities Act to become effective if required for the Consideration Shares to be immediately freely tradeable. The Purchaser shall only be required to undertake such registration upon written request by the Seller.

4.	REPRESENTATIONS & WARRANTIES

4.1	Representations & Warranties of the Seller

The Seller represents and warrants to the Purchaser that:

(a)	the Seller has valid title to and is the holder and sole legal owner of the Shares and the Shareholder Loan free from all liens, charges and other encumbrances and third party rights;

(b)	the execution, delivery and performance of this Agreement has been duly authorised by the Seller and constitutes a legal, valid, binding and enforceable obligation of the Seller;

(c)	the execution, delivery and performance of this Agreement by the Seller is not contrary to the provisions of the articles of association and/or other constitutional documents of the Seller and does not and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Seller or any of its affiliates is a party or by which it or any of its affiliates is bound;

(d)	neither the Seller nor any of its affiliates, nor any person acting on behalf of any of them, has, directly or indirectly, done any act or engaged in any course of conduct or will do directly or indirectly any act or engage in any course of willful conduct which creates a false or misleading impression as to the market in, or the value of, the Company’s shares.

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4.2	Representations & Warranties of the Purchaser

The Purchaser represents and warrants to Seller that:

(a)	the execution, delivery and performance of this Agreement has been, and the Offer will be, duly authorised by the Purchaser and with respect to the Agreement, constitutes a legal, valid, binding and enforceable obligation of the Purchaser and, with respect to the Offer, will constitute a legal valid and binding and enforceable obligation of the Purchaser;

(b)	the execution, delivery and performance of this Agreement by the Purchaser is not, and the Offer will not be, contrary to the provisions of the articles of association and/or other constitutional documents of the Purchaser and does not and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Purchaser or any of its affiliates is a party or by which it or any of its affiliates is bound; and

(e)	neither the Purchaser nor any of its affiliates, nor any person acting on behalf of any of them, has, directly or indirectly, done any act or engaged in any course of conduct or will do directly or indirectly any act or engage in any course of willful conduct which creates a false or misleading impression as to the market in, or the value of, the shares of the Company or the shares of the Purchaser.

5.	PUBLIC ANNOUNCEMENTS

The Parties agree to announce the sale and purchase of the Shares pursuant to this Agreement by making the public announcement(s) attached hereto, Appendix 3, in connection with the Purchaser’s announcement of the Offer, Appendix 2. Such announcements will be made by the opening of trading on NASDAQ Stockholm on the first day after the date hereof.

Save for the foregoing announcement, the Seller agrees to keep this Agreement, including the terms and conditions hereof and matters dealt with herein, in strict confidence and agrees not to make or issue any statement or commentary in respect of any matter dealt with herein or related hereto. Notwithstanding the foregoing, if the Seller is required, as advised by legal counsel, to disclose this Agreement, or any terms and conditions hereof, or make any statement or commentary on any matter dealt with herein or related hereto, in response to a court order or subpoena or pursuant to applicable laws, rules and regulations (including stock exchange rules in Sweden and the United States), it shall, to the extent permitted by such requirement, advise the Purchaser in writing of such requirement as soon as practicable after it is informed of it, and, if possible, before any third party or public disclosure, statement or commentary, and shall consult with the Purchaser as to the content and timing of any such disclosure, statement or commentary and shall take into account any reasonable requests of the Purchaser regarding the

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content and/or timing of such disclosure, statement or commentary. If the Seller is required, as advised by legal counsel, to make the disclosure, statement or commentary, it shall only make the disclosure, statement or commentary to the extent to which it is so required, but shall not disclose any other term or condition hereof or make or issue any statement or commentary in respect of any other matter dealt with herein or related hereto.

6.	TERMINATION

This Agreement may be terminated:

(a)	by the Seller, if the Purchaser shall not have announced an Offer on or before 16 December 2015;

(b)	by the Purchaser, if the Purchaser has withdrawn an Offer with reference to one or more of the conditions set forth in Section 1.2 not being satisfied on or before 8 April 2016; and

(c)	by the Seller, if the Purchaser shall not have declared an Offer unconditional on or before 8 April 2016.

7.	ENTIRE AGREEMENT

This Agreement together with the terms and conditions of the Offer sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior preconditions, agreements and arrangements and understandings on the subject matter hereof made between the Parties. Both Parties confirm that there are no such prior preconditions, agreements, arrangements or understandings affecting this Agreement. The Agreement may only be altered or amended in writing jointly by the Parties.

8.	GOVERNING LAW; DISPUTE RESOLUTION

This Agreement, including the arbitration clause, shall be governed by and construed in accordance with Swedish substantive law.

Any dispute arising out of or in connection with this Agreement shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The seat of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English. The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed other than if and to the extent permitted by Section 4 hereof.

[Signature page to follow]

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This Agreement has been executed in two (2) original counterparts of which the Parties have taken one each.

FASTPARTNER AB	CAREDX, INC.

/s/ Sven-Olof Johansson	/s/ Peter Maag
By: Sven-Olof Johansson	By: Peter Maag
Date: 12/16/2015	Date: 12/16/2015
Place: Stockholm, Sweden	Place: Brisbane, California, USA

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Appendix 1

CONTINGENT CASH COMPONENT

Contingency	Contingent Cash Component

1. QTYPE CE-Marking

Achievement of CE-marking (including receipt of EC-certificate from a Notified Body) of a Q-TYPE 11 reagent test and, as a separate and not necessarily as a bundled product, associated software as performed on a PCR instrument on or before December 31, 2016. Contingent Cash Component will be paid in full within 30 days of achievement of the contingency.

SEK 0.27 per Company share and SEK 10,503,544 for all Shares purchased
2. Compliance with Financial Covenants

Compliance, in each of the reference periods Q4 2015 and Q1 2016, with the financial covenants (as per existing ratios) in the Danske Bank MSEK 71 Term Facility (the “Compliance Contingency”). The Contingent Cash Component will be paid in full within 30 days of achievement of the contingency. Alternatively, if the contingency is not achieved, but Danske Bank or any other bank of equal standing (the “Bank”) makes an offer on or before June 30, 2016 to amend or refinance the facility with realistically achievable financial covenants based on performance of the Company’s business through Q1 2016 and with a duration and amortization schedule not materially deviating negatively from the existing facility’s duration and amortization schedule (the “Alternative Compliance Contingency”), then the Contingent Cash Component, less the sum of the net present value of any increased interest margins and 50% of any waiver or refinancing fees and cost reimbursements charged by the Bank multiplied by 0,466 (the sum of such deductions, the “Alternative Compliance Contingency Deduction”), will be paid in full within 30 days of such offer. A representative of the Seller shall be entitled to participate in negotiations with Danske Bank and, if the Purchaser elects not to, to conduct such negotiations.

SEK 0.27 per Company share and SEK 10,503,544 for all Shares purchased

Escrow of Contingent Cash Component

1.1	In connection with the settlement of the Offer, the Purchaser shall deposit an amount equal to the Contingent Cash Component, i.e., SEK 21,007,088, in an account opened and held by the Purchaser with a mutually acceptable Swedish bank; branch office located in Stockholm (such account, the “Escrow Account”). The so deposited funds shall be held by such bank in escrow pursuant to the provisions set forth below and the terms and conditions of a mutually acceptable escrow agreement as security for the Purchaser’s obligations to pay the Contingent Cash Components upon satisfaction of the contingencies set forth above.

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1.2	Withdrawals from the Escrow Account shall only be made (i) after delivery to the escrow bank of a joint written instruction signed by the Purchaser and the Seller pursuant to the provisions set forth below, or (ii) after delivery to the escrow bank of a written instruction signed by the Purchaser or the Seller to which instruction is enclosed a final arbitration award, or final judgment of a court or tribunal, regarding the payment from or release out of the Escrow Account, as set out in such arbitration award or judgment.

1.3	If the QTYPE 11 CE-marking contingency is met on or before December 31, 2016, the Purchaser and the Seller shall deliver to the escrow agent a joint written instruction to release out of the Escrow Account and pay to the Seller within 30 days of achievement of the contingency an amount of the escrowed funds equal to the related Contingent Cash Component. Such payment and release shall constitute a payment to the Seller of the related Contingent Cash Component.

1.4	If the QTYPE 11 CE-marking contingency has not been met by December 31, 2016, the Purchaser and the Seller shall deliver to the escrow agent a joint written instruction to release out of the Escrow Account and pay to the Purchaser an amount of the escrowed funds equal to the related Contingent Cash Component.

1.5	If the Compliance Contingency is met, the Purchaser and the Seller shall deliver to the escrow agent a joint written instruction to release out of the Escrow Account and pay to the Seller within 30 days of evidence of compliance in the Q1 2016 reference period an amount of the escrowed funds equal to the related Contingent Cash Component. Alternatively, if the Compliance Contingency is not met, but the Alternative Compliance Contingency is met on or before June 30, 2016, the Purchaser and the Seller shall deliver to the escrow agent a joint written instruction to release out of the Escrow Account and (i) pay to the Seller within 30 days of the Bank’s offer having been made an amount of the escrowed funds equal to the related Contingent Cash Component less the Alternative Compliance Contingency Deduction, if any, and (ii) pay to the Purchaser within 30 days of the Bank’s offer having been made an amount of the escrowed funds equal to the Alternative Compliance Contingency Deduction, if any. Any such payment and release to the Seller shall constitute a payment to the Seller of the related Contingent Cash Component.

1.6	If neither the Compliance Contingency nor the Alternative Compliance Contingency is met by June 30, 2016, the Purchaser and the Seller shall deliver to the escrow agent a joint written instruction to release out of the Escrow Account and pay to the Purchaser an amount of the escrowed funds equal to the related Contingent Cash Component.

1.7	The costs, fees and expenses of the escrow agent shall be shared and paid 50/50 between the Seller and the Purchaser.

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